SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: December 7, 1999



                              UnitedGlobalCom, Inc.
               (Exact Name of Registrant as Specified in Charter)


        Delaware                   0-21974                   84-1116217
     (State or other            (Commission                (IRS Employer
     jurisdiction of            File Number)               Identification #)
     incorporation)



             4643 South Ulster Street, Suite 1300, Denver, CO 80237
                     (Address of Principal Executive Office)


                                 (303) 770-4001
              (Registrant's telephone number, including area code)



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ITEM 5.   OTHER EVENTS.
----------------------

         On December 7, 1999, UnitedGlobalCom, Inc. (the "Company") issued and sold in a registered public offering 11,500,000 shares of its Class A common stock and 5,750,000 depositary shares, each share representing 1/20th of a share of the Company's 7% Series D Senior Cumulative Convertible Preferred Stock. The Class A common stock was sold at a price per share of $50.625 per share and the depositary shares at $50.00 per share for total gross proceeds to the Company of $869.7 million.

         On December 30, 1999, the Company filed with the Secretary of State of the State of Delaware (i) a Corrected Certificate of Designation for the 7% Series D Senior Cumulative Convertible Preferred Stock described above and (ii) a Corrected Certificate of Designation for the Company's 7% Series C Senior Cumulative Convertible Preferred Stock, which was issued and sold in an unregistered offering on July 6, 1999.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
-------------------------------------------

(c)      Exhibits

1.1 Specimen of Certificate for the 7% Series D Senior Cumulative Convertible Preferred Stock.(1)

 1.2 Corrected Certificate of Designation for the 7% Series D Senior Cumulative Convertible Preferred Stock.

1.3 Corrected Certificate of Designation for the 7% Series C Senior Cumulative Convertible Preferred Stock.
------------------

(1) Incorporated by reference from the Company's Registration Statement on Form 8-A filed with the Commission on December 2, 1999.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

                                       UNITEDGLOBALCOM, INC.



DATE: January 11, 2000                 By: /s/ Ellen P. Spangler
                                           ---------------------
                                           Ellen P. Spangler
                                           Senior Vice President of Business and
                                           Legal Affairs



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